From N-CSR Certification

The following certification is being provided in compliance with Rule 30a-2(a) under the Investment Company Act of 1940, as amended
(17 CFR 270.30a-2(a))

Investment Company Act File Number:	811-09189

Exact name of investment company as specified in registration statement: Zazove Convertible Securities Fund, Inc.

Address of principal executive office:
940 Southwood, Suite 200
Incline Village, NV 89451

CERTIFICATIONS
I, Gene T. Pretti, certify that:

1. I have reviewed this report on Form N-CSR of Zazove Convertible Securities Fund, Inc. ("Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge,the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and changes in net assets of Registrant as of, and for, the periods presented in this report.

4. The Registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment
Company Act of 1940) for the registrant and have:

(a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the Registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this report (the "Evaluation Date"); and

(c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. Registrant's other certifying officers and I have disclosed,
based on our most   recent evaluation, to the Registrant's auditor
and the audit committee of the Registrant's board of directors
(of persons performing the equivalent functions):

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant's ability to record, process, summarize, and report financial data and have identified for the Registrants auditors any material weaknesses in internal control; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control; and

Registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including and corrective actions with regards to significant deficiencies and material weaknesses.

Date:  February 25, 2004

[/sig/ Gene T. Pretti]
Name:  Gene T. Pretti
Title:  President and Director